EXHIBIT 23.1 – CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 28, 2008 appearing in MIP Solutions, Inc. Annual Report on Form 10-KSB filed with the Securities and Exchange Commission on March 31, 2008.

Dated: October 22, 2008

/s/ Williams & Webster, P.C.